SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Insituform Technologies, Inc.
(Name of Registrant as Specified in its Charter)
_________________________________________________________
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Beginning on May 12, 2008, Insituform Technologies, Inc. sent the following letter from Alfred L. Woods to its stockholders.

May 9, 2008

Dear Fellow Stockholder:

LEADING PROXY ADVISORY FIRM RECOMMENDS STOCKHOLDERS VOTE FOR INSITUFORM DIRECTORS

Insituform’s May 19 Annual Meeting of Stockholders is just days away, and your vote is very important.  We wanted to let you know of an important new development.  Leading proxy advisory firm RiskMetrics Group (formerly Institutional Shareholder Services) has recommended that Insituform stockholders vote FOR all of Insituform’s directors on the Company’s WHITE proxy card at the Company’s Annual Meeting of Stockholders on May 19, 2008.  The enclosed press release provides more information about RiskMetrics’ recommendation.

PROTECT YOUR INVESTMENT: VOTE THE WHITE PROXY CARD TODAY

The entire Insituform Board is committed to enhancing stockholder value by successfully implementing the Company’s strategic plan.  There is still time for you to follow the RiskMetrics recommendation and vote FOR your directors.  To ensure that your vote is represented at the meeting, we urge you to vote TODAY by Internet or by telephone. If you have voted a blue proxy card sent to you by dissident stockholder Water Asset Management (“WAM”), you can still vote the WHITE proxy card and support your Board and Company.

Thank you again for your continued support of Insituform.

On behalf of the Board of Directors,

Alfred L. Woods
Chairman

TIME IS SHORT AND YOUR VOTE IS IMPORTANT

To insure that your vote is represented at the meeting, we urge you to vote TODAY by Internet or telephone by following the simple instructions on the enclosed WHITE proxy card

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED
Stockholders Call Toll-Free:  (888) 750-5834
Banks and Brokers Call Collect:  (212) 750-5833

CONTACT: David A. Martin Vice President and Chief Financial Officer Insituform Technologies, Inc. 636-530-8000	Matthew Sherman / Dan Katcher Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

FOR IMMEDIATE RELEASE

LEADING PROXY ADVISORY FIRM RISKMETRICS GROUP RECOMMENDS
STOCKHOLDERS VOTE FOR INSITUFORM DIRECTORS

Chesterfield, MO — May 9, 2008 — Insituform Technologies, Inc. (Nasdaq Global Select Market: INSU) today announced that RiskMetrics Group (formerly Institutional Shareholder Services), recommends that Insituform stockholders vote FOR all of Insituform’s directors on the Company’s WHITE proxy card today and prevent Water Asset Management  from taking control of Insituform at the Company’s Annual Meeting of Stockholders on May 19, 2008.  RiskMetrics Group is a leading proxy advisory firm whose recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries throughout the country.

In its May 8, 2008 report, RiskMetrics said:

“Regarding Water Asset Management, we note that it is a new fund with no publicly available track record of creating shareholder value through active board participation.”*

RiskMetrics also stated that:

“[We] believe that the dissidents’ emphasis on selling the company without hiring a CEO may not have been appropriate. Shareholders have benefited by the board’s decision to pursue the strategic plan under a new CEO. We note that the company’s share price increased by 26.6 percent between Dec. 7, 2007 (the date dissidents sent their letter to the board) and April 25, 2008 (announcement of dissidents operating plan), compared to a decline of 19.23 percent in North America DS Water Index and 10.60 percent in S&P World Water Index, during the same period.”*

RiskMetrics further noted that:

“[We] note that the company’s stock price has increased by 20.8 percent since Joe Burgess assumed the CEO position, compared to the 4.6 percent increase in Water Index during the same period. Our review of analyst reports and the increase in company’s stock price since Joe Burgess took over, suggests that the market generally likes the incumbent board’s plan.”*

RiskMetrics concluded:

“…the dissidents have not met its burden of proving it is better able to increase value than the incumbent board. As such, given that the company’s strategic plan under the new management has successfully enhanced shareholder value; the dissidents’ focus has primarily been on selling the company until very recently; the lack of dissident nominees water-related operating experience; the lack of a detailed plan by the dissidents; the similarity between the dissidents proposed plan and the plan being implemented by the company, we recommend that shareholders vote on the WHITE ballot and vote FOR all management nominees.” *

J. Joseph “Joe” Burgess, Insituform’s President and Chief Executive Officer, said, “We are pleased that RiskMetrics supports the election of Insituform’s directors.  The RiskMetrics recommendation reaffirms our belief that we have the right Board in place as we continue to execute the Company’s strategic plan to drive sustainable and profitable growth.  We strongly urge all Insituform stockholders to vote FOR Insituform’s Board nominees on the WHITE proxy card and reject the Water Asset Management nominees. We look forward to continuing to build a stronger future for Insituform and all of our shareholders.”

Stockholders with questions or who need assistance voting their shares may call the Company’s proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834.

About Insituform
Insituform Technologies, Inc. is a leading worldwide provider of proprietary technologies and services for rehabilitating sewer, water and other underground piping systems without digging and disruption. More information about the Company can be found on its Internet site at www.insituform.com.

* Permission to use quotations was neither sought nor obtained.

Additional Information
Insituform has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its 2008 Annual Meeting. Insituform’s stockholders are strongly advised to read the definitive proxy statement carefully, as it contains important information.  Free copies of the definitive proxy statement, and any amendments or supplements thereto, and other materials filed by Insituform with the SEC will be available free of charge on the SEC’s website at www.sec.gov, on Insituform’s website at www.insituform.com under Investors/SEC or by directing requests to Insituform’s proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  The Company makes forward-looking statements in this document that represent the Company’s beliefs or expectations about future events or financial performance.  These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates and projections and are not guarantees of future events or results.  When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on March 10, 2008.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.  In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected.  Except as required by law, we do not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise.  Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission.  Please use caution and do not place reliance on forward-looking statements.  All forward-looking statements made by the Company in this document are qualified by these cautionary statements.

Insituform®, the Insituform® logo, Insituform Blue®, United Pipeline Systems® and Clean Water for the World® are the registered trademarks of Insituform Technologies, Inc. and its affiliates.